                                                                    Exhibit A-54

                            ARTICLES OF INCORPORATION

                                       OF

                       ANALYTIC SYSTEMS LABORATORIES, INC.

         The undersigned incorporator desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

The name of the Corporation is:

                       ANALYTIC SYSTEMS LABORATORIES, INC.

                                   ARTICLE II
                               PURPOSES AND POWERS

The purposes and powers for which the corporation is formed are:

          To transact any and all lawful business for which a Corporation may be incorporated under the Act.

         To exercise and enjoy all rights, privileges and powers granted to Corporations by the Act, as now or hereafter amended, and by the common law.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                            RESIDENT OFFICE AND AGENT

         The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:

                               Paul Johnson
                               452 Morthland Drive. Suite 509
                               Valparaiso, IN 46383

                                    ARTICLE V
                                Authorized Shares

         Section 1. Number of Shares:

         The total number of shares which the Corporation is to have authority to issue is one thousand (1,000).

         A. The number of authorized shares which the Corporation designates as having par value is 0 with a par value of 0.

         B. The number of authorized shares which the Corporation designates as without par value is one thousand (1,000).

         Section 2. Terms of Shares (if any):


         The Board of Directors shall have authority pursuant to I.C. 23-1-25-2 to determine and state, by resolution, the relative rights, preferences, limitations or restrictions of any class or classes of shares, or of any series of any class or classes of shares.

         At least one class of shares is hereby authorized unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution.

                                   ARTICLE VI
                                    Directors

         Section 1. Number of Directors:

         The initial Board of Directors is composed of two (2)member(s). The number of Directors may from time to time be fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of Directors, the number shall be the number specified for the initial Board of Directors.

         Section 2. Name and Post Office Address of the Director(s):

         The name(s) and post office address(es) of the initial Director(s) of the Corporation is (are):

                           Paul Johnson
                           452 Morthland Drive, Suite 509
                           Valparaiso, IN 46383

                           Barry Barrington
                           1316 2nd. Avenue
                           Great Falls, Montana 59401

         Section 3. Qualifications of Directors (if any):

         Only those qualifications, if any, contained in the By-Laws of the Corporation.

                                   ARTICLE VII
                                  Incorporator

         The name and post office address of the incorporator of the Corporation is:

                       Paul Johnson
                       452 Morthland Drive, Suite 509
                       Valparaiso, IN 46383

                                  ARTICLE VIII
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

         The Corporation shall, upon its organization, adopt By-Laws for the government and regulation of its affairs and the conduct of its business. I hereby verify, subject to penalties of perjury, that the facts contained herein are true.

                                                    /s/ Paul Johnson
                                                    ----------------
                                                    Paul Johnson

This instrument prepared by:
                                               GERALD M. BISHOP
                                               GRECO, PERA & BISHOP
                                               Attorneys at Law
                                               2115 W. Lincoln Highway
                                               Merrillville, IN 46410
                                               Telephone: (219) 738-2988

                                    Exhibit A

                              Schedule of Investors

                                                        Number                  Class                        Total
INVESTOR/ADDRESS FOR NOTICE                           OF SHARES               OF SHARES                 CONSIDERATION
-----------------------------------------------------------------------------------------------------------------------
NIPSCO Development Company                                500                  Class A                      $500
5265 Hohman Avenue                                    (issued prior to       Common Stock                (paid prior to
Hammond, Indiana 46330                                Closing under                                     Closing under
                                                      this Agreement)                                    this Agreement)
Attention: Mr. George Ruhl

Stanley Nash                                              160                  Ordinary                     $160
Analytic Systems Laboratories, Inc.                                         Common Stock
200 South Hobart Road
P.O. Box 405
Hobart, Indiana 46342

Rex Ingalls                                               160                  Ordinary                     $160
Analytic Systems Laboratories, Inc.                                         Common Stock
200 South Hobart Road
P.O. Box 405
Hobart, Indiana 46342

Paul Johnson                                              160                  Ordinary                     $160
Analytic Systems Laboratories, Inc.                                         Common Stock
200 South Hobart Road
P.O. Box 405
Hobart, Indiana 46342

Barry Barrington                                          20                   Ordinary                     $ 20
Analytic Systems Laboratories, Inc.                                         Common Stock
200 South Hobart Road
P.O. Box 405
Hobart, Indiana 46342

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                       ANALYTIC SYSTEMS LABORATORIES, INC.


         The undersigned Directors of ANALYTIC SYSTEMS LABORATORIES, INC. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendments, of certain provisions of its Articles of Incorporation, certify the following facts:

                                    ARTICLE I
                             TEXT OF THE AMENDMENTS

SECTION 1:        The name of the Corporation following the Amendment is:
                  Analytic Systems Laboratories, Inc.

SECTION 2: The exact text of Articles V and VI of the Articles of Incorporation of the Corporation, 'as amended (hereinafter referred to as the "Amendments"), are now as follows:


                                    ARTICLE V
                                Authorized Shares

Section 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 of which (i) 500 shares shall be designated Class A Common Stock no par value per share and (ii) 500 shares shall be designated Ordinary Common Stock no par value per share. The Class A Common Stock and the Ordinary Common Stock are sometimes referred to collectively in this Article V as the "Common Stock".

Section 2. General Voting. The Class A Common Stock and the Ordinary Common Stock shall be identical in all respects, except as otherwise provided in this
Section 2 or in Article VI of these Articles of Incorporation. The Common Stock shall entitle the holders thereof to one vote per share on each proposition submitted to shareholders of the Corporation for their vote thereon; provided, however, that with respect to the election of directors, in the event Class A Common Stock remains outstanding, the holders of Class A Common Stock, voting as a class, shall be entitled to elect three directors, and the holders of Ordinary Common Stock, voting as a class, shall be entitled to elect two directors.

Section 3. Dividends. With respect to the payment of dividends, holders of the Class A Common Stock and the Ordinary Common Stock, treated on a parity (i.e., as if a single class) shall be entitled to receive cash dividends pro rata (based on the number of shares outstanding), when and as declared by the Board of Directors, out of any funds of the Corporation at the time legally available for the payment of dividends.

Section 4. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the assets of the Corporation available for distribution to its stockholders shall be distributed pro rata, on a share for share basis, among all shares of Class A Common Stock and Ordinary Common Stock then outstanding. In determining amounts distributable tinder the provisions of this paragraph, amounts distributable in respect of all shares registered on the books of the Corporation in the name of any one shareholder shall be cumulated and rounding to the nearest $.01. For purposes of this paragraph, a consolidation or substantially all its. assets, shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

                                   ARTICLE VI
                                    Directors

Section 1. Number. The number of directors of the Corporation shall be five and shall be elected as provided in Article V, Section 2 of these Articles of Incorporation.

Section 2. Removal. Any director may be removed with or without cause in accordance with the Indiana Business Corporation Law and only by the vote of the Class of Common Stock that elected such director.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), may be filled by the affirmative vote of Ii majority or the number of shares of the Class of Common Stock that elected the director who has ceased to serve.

Section 4. Quorum. At all meetings of the Board of Directors, four directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

SECTION 3:   The date of each amendment's adoption is:   November 13, 1990.

                                   ARTICLE IT.
                           MANNER OF ADOPTION AND VOTE

SECTION 1:   Action by Directors.

         On November 13, 1990, the members of the Board of Directors of the Corporation unanimously adopted the Articles of Amendment set forth herein.

SECTION 2:   Action by Shareholders not required.

             The Amendment was adopted by the Board of Directors of the Corporation prior to the issuance of shares and shareholder action was not required.

SECTION 3: Compliance with Legal Requirements.

         The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute fill legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                                   ARTICLE III
                    STATEMENT OF CHANGES MADE WITH RESPECT TO
                      ANY INCREASE IN THE NUMBER OF SHARES

Aggregate Number of share previously authorized: 1000

Increase: 0

Aggregate       number of shares to be authorized after effect of the
Amendment:      1000


                                    IN WITNESS WHEREOF, The undersigned
                                    Directors of ANALYTIC SYSTEMS LABORATORIES,
                                    INC., execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, this 13th day of November, 1990.

                                             ANALYTIC SYSTEMS LABORATORIES, INC.

                                             BY:     /s/ Paul Johnson
                                                     ---------------------------
                                                      Paul Johnson     Director

                                                     /s/ Barry Barrington
                                                     ---------------------------
                                                     Barry Barrington   Director